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Exhibit 10.12

Restricted Share Agreement Between View Systems, Inc. and David Bruggeman

RESTRICTED SHARE AGREEMENT
UNDER THE
VIEW SYSTEMS, INC.
1999 RESTRICTED SHARE PLAN

    THIS AGREEMENT IS made as of March 1, 1999, by and between View Systems, Inc., whose principal place of business is 925 West Kenyon Avenue, Suite 15, Englewood, Colorado 80110 (the "Company") and David Bruggeman, 6529 Quiet hours #103, Columbia, Md. 21045 (the "Grantee").

    WHEREAS, the Executive Compensation Committee (the "Committee") and the Board of Directors of the Company consider it desirable and in the Company's interest that the Grantee be granted its shares of common stock, par value $.001 per share, subject to certain restrictions and risk of forfeiture ("Restricted Shares"), in accordance with the terms and conditions of the Company's Restricted Share Plan (the "Plan").

    NOW THEREFORE, it is agreed as follows:

    1. Grant of Restricted Shares. The Company hereby grants to Grantee 48,000 Restricted Shares. Subject to the restrictions set forth in Section 2, the Grantee shall have all of the rights of a shareholder, including, without limitation, the right to vote the Restricted Shares and to receive dividends thereon.

    2. Restrictions. The following restrictions shall apply to each of the Restricted Shares until termination of the Restricted Period (as defined in Section 3) applicable to such Restricted Shares:

      (a) The Restricted Shares shall be forfeited and shall automatically be transferred to the Company, without further act by Grantee, in the event of termination of the Grantee's employment with the Company for any reason other than an Extraordinary Event (as defined in the Plan) during the Restricted Period.

      (b) During the Restricted Period, the Grantee shall have no right to transfer any of the Restricted Shares.

    3. Restricted Period.

      (a) Definition. For purposes of this Agreement and the Plan, the Restricted Period with respect to any Restricted Shares shall mean that period of time during which the restrictions described in Section 2 shall apply to such Restricted Shares.

      (b) Applicable Period. The restrictions specified in Section 2 above shall apply to the Restricted Shares in the amounts (expressed as a percentage of the total number of Restricted Shares granted hereunder) and for the periods specified below, after which the Restricted Shares will be owned free and clear of any restriction hereunder:

Number of Restricted Shares	Restricted Period From Date of Grant to:

4,000 shares	April 1, 1999
4,000 shares	May 1, 1999
4,000 shares	June 1, 1999
4,000 shares	July 1, 1999
4,000 shares	August 1, 1999
4,000 shares	September 1, 1999
4,000 shares	October 1, 1999
4,000 shares	November 1, 1999
4,000 shares	December 1, 1999
4,000 shares	January 1, 2000
4,000 shares	February 1, 2001
4,000 shares	March 1, 2001

    Notwithstanding the foregoing, all restrictions shall expire upon the occurrence of an Extraordinary Event as specified in the Plan.

    4. Certificates for Stock.

      (a) Certificates representing the Restricted Stock shall be registered in the name of Grantee and shall bear the following legend:

    SOME OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE RESTRICTED BY THE TERMS OF THE RESTRICTED STOCK AGREEMENT, DATED            AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

      (b) At the request of the Grantee, the Company will issue a new certificate or certificates, without such restrictive legend, representing shares as to which the restrictions hereunder shall have terminated upon surrender to the Company of the certificate representing Restricted Shares.

    5. Dividends. Dividends paid on the Restricted Shares shall be paid, in cash or in unrestricted shares having a fair market value equal to the amount of such dividends and shall belong to the Grantee free of any restrictions.

    6. Plan; Applicable Law. This Restricted Share award is subject in all respects to the provisions of the Plan, a copy of which has been provided to the Grantee. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, excluding its provisions relating to conflicts of laws.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal, intending this to be a sealed instrument, as of the date first above written.

WITNESS/ATTEST:	VIEW SYSTEMS, INC.
By:
Name:
Title:
David C. Bruggeman

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Exhibit 10.12